Exhibit 99.1

Contact Information:

For Media:

Suzanne DuLong

T: 781-418-8075/E: pr@keurig.com

For Investors:

Kristi Bonner
T: 646-762-8095/E: Investor.Services@keurig.com

Keurig Green Mountain Announces Repurchase of Shares Held by Lavazza

WATERBURY, Vt. (February 23, 2015) — Keurig Green Mountain, Inc. (Keurig) (NASDAQ: GMCR), a leader in specialty coffee, coffee makers, teas and other beverages with its innovative brewing technology, today announced that on February 21, 2015 it entered into an agreement to repurchase approximately 5.2 million shares of Keurig common stock beneficially owned by Luigi Lavazza S.p.A. (“Lavazza”), at a purchase price of $119.18 per share.  The purchase price represents a 3.0% discount off the closing price of Keurig common stock on February 20, 2015. The repurchase will be financed through cash balances and Keurig’s existing credit facility.

In connection with the entry into the stock repurchase agreement, Keurig also announced that it has entered into an amendment to its existing common stock purchase agreement with Lavazza dated August 10, 2010.  The amendment eliminates Lavazza’s pre-emptive rights on future issuances of the Company’s common stock and will become effective as of the closing of the stock repurchase.

About Keurig Green Mountain, Inc.
As a leader in specialty coffee, coffee makers, teas and other beverages, Keurig Green Mountain (Keurig) (NASDAQ: GMCR), is recognized for its award-winning beverages, innovative brewing technology, and socially responsible business practices. The Company has inspired consumer passion for its products by revolutionizing beverage preparation at home and in the workplace. Keurig supports local and global communities by investing in sustainably-grown coffee and by its active involvement in a variety of social and environmental projects. By helping consumers drink for themselves, we believe we can brew a better world. For more information visit: www.KeurigGreenMountain.com. To purchase Keurig® products visit: www.Keurig.com or www.Keurig.ca.

Keurig routinely posts information that may be of importance to investors in the Investor Relations section of its website, www.KeurigGreenMountain.com, including news releases and its complete financial statements, as filed with the SEC. The Company encourages investors to consult this section of its website regularly for important information and news. Additionally, by subscribing to the Company’s automatic email news release delivery, individuals can receive news directly from Keurig as it is released.

Forward-Looking Statements
Certain information in this press release constitutes “forward-looking statements.”  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “seeks” or words of similar meaning, or future or conditional verbs, such as “will,” “should,” “could,” “may,” “aims,” “intends,” or “projects.”  However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.  These statements may relate to: the expected impact of raw material costs and our pricing actions on our results of operations and gross margins, expected trends in net sales and earnings performance and other financial measures, the expected productivity and working capital improvements, the success of introducing and producing new product offerings, the impact of foreign exchange fluctuations, the adequacy of internally generated funds and existing sources of liquidity, such as the availability of bank financing, the expected results of operations of businesses acquired by us, our ability to issue debt or additional equity securities, projections for future capital expenditures, our expectations regarding purchasing shares of our common stock under the existing authorizations, projections of payment of dividends, the impact of pending shareholder litigation, and the impact of antitrust litigation pending against the Company in the United States and Canada.  A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur.  Management believes that these forward-looking statements are reasonable as and when made.  However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made.  We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections.  These risks and uncertainties include, but are not limited to, those described in Part I, “Item 1A. Risk Factors” and Part II “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our fiscal 2014 Annual Report filed on Form 10-K, elsewhere in this report and those described from time to time in our future reports filed with the Securities and Exchange Commission.

KGM-G, KGM-US, KGM-CA